Exhibit 99.1

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
July 31, 2007	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS ANNOUNCES EXECUTIVE PROMOTIONS AND CEO

RETIREMENT IN EARLY 2008

SAN ANTONIO, TX – Harte-Hanks, Inc. (NYSE:HHS) today announced that, effective August 1, 2007, Dean Blythe, Executive Vice President and Chief Financial Officer, has been promoted to President of Harte-Hanks, a position previously held by the company’s Chief Executive Officer, Richard Hochhauser. Hochhauser will remain Chief Executive Officer until early 2008, when Blythe will assume the role of Chief Executive Officer. Hochhauser will serve as a consultant to the company beginning in early 2008 for a three-year period, and will continue as a member of the board of directors until his current term expires at the company’s 2008 annual meeting. The company also announced that, effective August 1, 2007, Gary Skidmore has been promoted to President, Direct Marketing, a newly created position. Skidmore will also continue to serve as an Executive Vice President of Harte-Hanks.

Hochhauser, 62, said, “The Board and I have been discussing potential succession alternatives for a number of years and, earlier in 2007, we announced several senior executive promotions as Harte-Hanks positioned itself for the next generation of management. Today’s announcement is a continuation of that process and recognizes the many valuable contributions Dean has made to Harte-Hanks and his deep involvement in the operations of the company. His unique experience, combined with his proven leadership skills, are a tremendous asset to Harte-Hanks. Gary has also been a strong leader in our Direct Marketing business for many years and has played a critical role in our ongoing efforts to expand our business into new markets around the globe. The timing is right for these changes and I look forward to assisting Dean and Gary through early next year while I remain CEO and thereafter as a consultant to Harte-Hanks.”

Hochhauser has served as Chief Executive Officer of the company since 2002. He joined Harte-Hanks in 1975 and has held numerous leadership positions throughout his service, including Chief Operating Officer. He has served as a director since 1996.

Larry Franklin, Chairman, said, “Richard and I have worked together for over thirty years in many different capacities. Under his leadership as President of Direct Marketing, Harte-Hanks became one of the leading worldwide direct marketing companies. Since becoming CEO in 2002, through his keen insights and leadership, that business has continued to evolve and our Shoppers business, also a leader in its industry, has expanded significantly. Richard has been a significant contributor to Harte-Hanks on all fronts. He will be missed in his current role, but we look forward to our continuing relationship with him. Our board has tremendous confidence that Harte-Hanks will continue its long history of success under Dean’s leadership as CEO, supported by Gary Skidmore, Executive Vice President and President, Direct Marketing, and Pete Gorman, Executive Vice President and President, Shoppers, together with our very talented and committed officers and leadership team and approximately 7,000 dedicated people worldwide.”

Blythe, 49, joined Harte-Hanks in 2001 as the Company’s General Counsel and subsequently became its Chief Financial Officer in June 2003. Blythe will continue to serve as Chief Financial Officer on an interim basis pending the company’s appointment of a successor to that position. Prior to joining Harte-Hanks, Blythe was head of corporate development and general counsel of Hearst-Argyle Television, Inc., a New York Stock Exchange company, and its predecessor, Argyle Television, Inc. from October 1994 to March 2000. He also served at Belo Corporation in various legal and business capacities, after beginning his career in the private practice of law in Dallas, Texas. Blythe earned his B.S. in Economics in 1980 from Miami University, Oxford, Ohio, and his J. D. in 1983 from Duke University School of Law, Durham, North Carolina.

Skidmore, 52, joined the company in 1994, when Harte-Hanks bought Select Marketing, Inc., an Austin, Texas company he started in 1981. As President of Harte-Hanks Direct Marketing, Skidmore will have responsibility for managing all of the company’s U.S. and international Direct Marketing businesses and will report to Blythe. Skidmore holds an undergraduate degree from Lubbock Christian University, Lubbock, Texas, and a master’s degree in business administration from St. Edward’s University, Austin, Texas.

Pete Gorman, 58, will continue as Executive Vice President and President, Shoppers, also reporting to Blythe.

Blythe said, “Under Richard’s direction, Harte-Hanks has had a tremendous record of success. It has been a privilege to work with him over the past six years. I learned the direct marketing and shoppers businesses and a great deal more from Richard, and appreciate the many opportunities and challenges he entrusted with me. While we do not underestimate the challenges we currently face, we firmly believe that we have excellent businesses in good markets with exciting opportunities for growth and that we have the people in place to take advantage of those opportunities. I am very fortunate to work with Gary and Pete, who have long and successful track records in their respective businesses and with Harte-Hanks. We also have a talented and dedicated officer and leadership team throughout the company. All of this gives me great confidence that Harte-Hanks will again experience the success it has had in the past.”

In connection with these organizational changes, the company also announced that Kathy Calta, currently Executive Vice President, is expected to leave the company in early 2008 to pursue other professional opportunities. Calta will remain with the company in a transitional role reporting to the CEO.

Hochhauser said, “We want to express our sincere appreciation to Kathy for her many years of leadership and service to Harte-Hanks since joining the company in 1986. She has made significant contributions to Harte-Hanks and will be missed. All of us wish Kathy well in her future endeavors.”

About Harte-Hanks

Harte-Hanks, Inc. is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value – a process of “customer optimization” – organized around five strategic considerations: Information (data collection/management) – Opportunity (data access/utilization) – Insight (data analysis/interpretation – Engagement (knowledge application) – Interaction (program execution). Expert in integrating this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with approximately 13 million circulation each week in California and Florida.

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For more information, contact: Executive Vice President and Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking. Examples include statements regarding senior management changes, expectations for the company’s future performance and other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and

Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) the number of shares that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.